                             ARTICLES OF AMENDMENT
                                      TO
                           ARTICLES OF INCORPORATION
                                      OF
                        APPLIED VOICE RECOGNITION, INC.


To the Secretary of State:

     Pursuant to the provisions of the Utah Revised Business Corporation Act,
Section 16-10a-1006, the undersigned corporation hereby amends its Articles of Incorporation, and for that purpose, submits the following statement:

     1.   The name of the corporation is:  Applied Voice Recognition, Inc.

     2.   The text of each amendment adopted is as follows:

          a. Article IV is hereby deleted in its entirety and replaced with the following:

                                   ARTICLE IV

                                 Capitalization

          The Corporation is authorized to issue two classes of shares to be designated common and preferred respectively. The total number of common shares which the Corporation is authorized to issue is 50,000,000 shares, and the par value of each such common share is $0.001 per share. The total number of preferred shares which the Corporation is authorized to issue is 2,000,000 shares, and the par value of each such preferred share is $0.10 per share. Shares of any class of capital stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine.

          A. Preferred Shares. Pursuant to Section 16-10a-602 of the Utah Revised Business Corporation Act (the "UBCA"), the Board of Directors shall have authority to authorize the issuance of preferred shares in one or more classes or series, as it deems appropriate, and with such designations, preferences, relative, participating, optional and other special rights and qualifications, limitations or restrictions (which may differ with respect to each series) as the Board of Directors may fix by resolution. For each such class or series, the Board of Directors shall establish a distinctive serial designation and may establish, in its sole discretion, terms and conditions of such class or series relative to the rights and restrictions described in the foregoing sentence. Upon adopting the resolution establishing each such class or series and prior to issuance of the shares of such class or series, the Board of Directors shall cause the Corporation to file with the Secretary of State the articles of amendment to the articles of incorporation required by Section 16-10a-602 of the UBCA or any successor provision of law.

          B. Common Shares. The common shares shall have all of the voting power of the shareholders of the Corporation not allocated to and held by the holders of the outstanding preferred shares by virtue of their ownership of preferred shares. Each share of common stock shall carry the right to one vote.

          b. Article IX is hereby deleted in its entirety and replaced with the following:

                                  ARTICLE IX

                                   Directors

          The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred upon the Board of Directors by the UBCA or by the other provisions of these Articles of Incorporation (the "Articles of Incorporation"), the Board of Directors is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the UBCA, these Articles of Incorporation and the Bylaws; provided however, that no Bylaws hereafter adopted by the shareholders of the Corporation, or any amendments thereto, shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws or amendment had not been adopted.

          A. Number, Election and Terms of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by a majority of the directors then in office and shall be divided into three classes: Class I, Class II and Class III; provided, however, the number of directors which shall constitute the whole Board of Directors shall be not less than three nor more than twelve, with the actual number within that range to be established from time to time by resolution of the Board of Directors. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term expiring at the annual meeting next following the end of the calendar year 1997, the directors first elected to Class II shall serve a term expiring at the annual meeting next following the end of the calendar year 1998, and the directors first elected to Class III shall serve for a term expiring at the annual meeting next following the end of the calendar year 1999. Each director shall hold office until the annual meeting at which such director's term expires and, the foregoing notwithstanding, shall serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

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          At such annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall have designated one or more directorships whose terms then expire as directorships of another class in order to more nearly achieve equality of number of directors among the classes.

          In the event of any changes in the authorized number of directors, each director then continuing to serve shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal. The Board of Directors shall specify the class to which a newly created directorship shall be allocated and shall specify the class to which all existing directors are a member following the effective date of this Article IX.

          Election of directors need not by written ballot unless the Bylaws of the Corporation shall so provide.

          B. Removal of Directors. No director of the Corporation shall be removed from office as director by vote or other action of the shareholders or otherwise except for cause, and then only by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class. Except as may otherwise be provided by law, cause of removal of a director shall be deemed to exist only if: (i) the director whose removal is proposed has been convicted, or where a director is granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal;
     (ii) such director has been found by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board of Directors called for that purpose or by a court of competent jurisdiction to have been grossly negligent or guilty of misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation; or (iii) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability as a director of the Corporation.

          C. Vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

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

          c.   A new Article XIII is hereby added as follows:

                                 ARTICLE XIII

                      Shareholder Action Without Meeting

          Subject to subsections (2) through (7) of section 16-10a-704 of the UBCA, any action required by the UBCA to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the taking of such action at least 10 days before the consummation of the transactions, action, or event authorized by the shareholder action.

     3. These Articles of Amendment do not provide for any exchange, reclassification or cancellation of issued shares.

     4. These Articles of Amendment were duly adopted at a meeting of the shareholders held on July 28, 1997, in accordance with the provisions of Section 16-10a-1003.

     5. (a) The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on these Articles of Amendment, and number of votes of each voting group indisputably represented at the meeting, were as follows:

           NUMBER OF     NUMBER OF       NUMBER OF
          OUTSTANDING  VOTES ENTITLED  VOTES PRESENT
CLASS       SHARES       TO BE CAST     AT MEETING
--------  -----------  --------------  -------------

Common     11,138,769      11,138,769      7,403,500

          (b) The total number of undisputed votes cast for the Articles of Amendment by such voting group was 7,403,500, and the number of votes cast for the Articles of Amendment by such voting group was sufficient for approval by that voting group.

     6. The amendments contained herein are to be effective when these Articles of Amendment to Articles of Incorporation are filed with the Division of Corporations and Commercial Code.

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

     IN WITNESS WHEREOF, said Applied Voice Recognition, Inc. has caused these Articles of Amendment to Articles of Incorporation to be signed by its Chairman and attested by its Assistant Secretary, this 29th day of July, 1997.


                                    APPLIED VOICE RECOGNITION, INC.



                                    By:_________________________________________
                                       Timothy J. Connolly, Chairman


ATTEST:



By:___________________________________________________
  William T. Kennedy, Assistant Secretary

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